Exhibit 99.1

Voya Financial announces third-quarter 2025 results

NEW YORK, Nov. 4, 2025 — Voya Financial, Inc. (NYSE: VOYA) announced today its third-quarter 2025 financial results:
•Net income available to common shareholders of $176 million, or $1.80 per diluted share.
•After-tax adjusted operating earnings1 of $239 million, or $2.45 per diluted share.
•Nearly 30% increase in adjusted operating EPS year-over-year driven by earnings growth in each operating segment.
•Generated more than $200 million of excess capital in the quarter and approximately $600 million of excess capital year-to-date.
•Board of Directors has authorized an increase to the quarterly common stock dividend of $0.02, or 4%, to $0.47 per share beginning in the fourth quarter of 2025.

“Voya delivered nearly 30% growth in adjusted operating EPS in the third quarter, a clear reflection of our team’s focus and disciplined execution of near-term priorities,” said Heather Lavallee, chief executive officer, Voya Financial. “Our results demonstrate the strength of our strategy and the complementary nature of our businesses."

“Our targeted strategic investments position us well to drive continued commercial momentum and long-term profitable growth. That profitable growth coupled with a strong balance sheet and robust free cash flow positions us well to invest in our businesses while consistently returning capital to our shareholders. We remain confident in our ability to create value for our customers and shareholders — today and into the future,” Lavallee added.

Third-Quarter 2025 Consolidated Results
Third-quarter 2025 net income available to common shareholders was $176 million, or $1.80 per diluted share, compared with $98 million, or $0.98 per diluted share, in third-quarter 2024. The increase in the current period was driven by higher adjusted operating earnings across all operating segments, lower acquisition-related integration costs and reduced investment losses.

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures, can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Third-quarter 2025 after-tax adjusted operating earnings were $239 million, or $2.45 per diluted share, compared with $190 million, or $1.90 per diluted share, in third-quarter 2024. This was due to earnings growth across all three segments, partially offset by higher accruals in Corporate for performance-based compensation, reflecting strong year-to-date results. Third-quarter 2025 earnings per share also reflect the benefit of a reduced share count as we resumed share repurchase activity in the quarter.

Business Segment Results
Retirement
Retirement third-quarter 2025 pre-tax adjusted operating earnings were $261 million, up from $211 million in the prior-year period. The increase was primarily due to the acquired business from OneAmerica and higher alternative investment income.

Net revenues for the trailing twelve months (TTM) ended Sep. 30, 2025 grew 14.9% compared with the prior-year TTM period due to acquired business from OneAmerica, positive capital markets, higher alternative investment income and commercial momentum.

Adjusted operating margin for the TTM ended Sep. 30, 2025 was 39.8% compared with 37.9% in the prior-year TTM period. The improvement reflects net revenue growth and disciplined expense management.

Total client assets as of Sep. 30, 2025 were $785 billion, up 29% compared with Sep. 30, 2024, primarily due to assets onboarded from OneAmerica, positive capital markets and year-to-date commercial momentum.

Investment Management
Investment Management third-quarter 2025 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $62 million, compared to $55 million in the prior-year period. The growth was driven by higher net revenues and margin expansion.

Net revenues for the TTM ended Sep. 30, 2025 grew 7.6% compared with the prior-year TTM period due to increased fee-based revenues reflecting continued strong commercial momentum and positive capital markets, along with investment capital returns.

Adjusted operating margin for the TTM ended Sep. 30, 2025 was 28.5% compared with 26.3% in the prior-year TTM period. The improvement was due to net revenue growth paired with disciplined expense management and growth investments.

Investment Management generated net inflows of $3.9 billion (excluding divested businesses) during the three months ended Sep. 30, 2025, representing organic growth of 1.2% for the quarter. The growth reflects continued momentum across the institutional and retail channels, including significant wins in insurance and international markets. The increase in Sep. 30, 2025 assets under management to $366 billion reflect the impacts related to a divested business as expected.

Employee Benefits
Employee Benefits third-quarter 2025 pre-tax adjusted operating earnings were $47 million, up from $23 million in the prior-year period. The increase in earnings was driven by improved underwriting margins in Stop Loss, partly offset by increased reserving in Voluntary and a smaller overall in-force book.

Net revenues for the TTM ended Sep. 30, 2025 declined 10.9% compared with the prior-year TTM period. Adjusted operating margin for the TTM ended Sep. 30, 2025, was 6.0% compared with 16.6% in the prior-year TTM period.

The decline in TTM margins and net revenues primarily reflects negative Stop Loss claim development in the fourth quarter of the prior year.

Employee Benefits third-quarter 2025 annualized in-force premiums and fees declined 5% to $3.7 billion compared with the prior-year period. The decline reflects our prioritization of margin over growth through pricing discipline and enhanced risk selection within the Stop Loss business.

Corporate
Corporate third-quarter 2025 pre-tax adjusted operating losses, excluding noncontrolling interest, were $80 million, compared with $59 million of losses in the prior-year period. The increase in losses was primarily driven by higher accruals for performance-based compensation, reflecting strong year-to-date results.

Capital
For the third-quarter 2025, the company generated over $0.2 billion of excess capital which was approximately 90% of after-tax adjusted operating earnings.

In the third quarter, the company returned $80 million and $43 million of excess capital to shareholders through share repurchases and common stock dividends, respectively. Share repurchases included an accelerated share repurchase (ASR) agreement to repurchase $100 million of common stock, of which $80 million was delivered in the third quarter, and the remaining $20 million was delivered early in the fourth quarter.

As of Sept. 30, 2025, the company had approximately $0.35 billion of excess capital and remaining share repurchase authorization of $661 million. On Oct. 30, 2025, this share repurchase authorization, which had an original expiration of Dec. 31, 2025, was extended by the Board of Directors through Dec. 31, 2026 and does not obligate the Company to purchase any shares.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, Nov. 5, 2025, at 10 a.m. ET, to discuss the company’s third-quarter 2025 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on Nov. 7, 2025.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for approximately 15.7 million individual, workplace and institutional clients. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer-centricity, integrity, accountability, agility and inclusivity. Voya employees fight together with customers and partners for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.
Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market and geopolitical risks, including general economic conditions, impacts of a U.S. government shutdown, interest rates, inflation, tariffs imposed or threatened by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, as filed with the SEC on Feb. 21, 2025, and in our Quarterly Report on Form 10-Q for the three months ended Sept. 30, 2025, to be filed with the SEC on or before Nov. 10, 2025.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	9/30/2025	9/30/2024

Revenues
Net investment income	$583	$506
Fee income	616	540
Premiums	719	796
Net gains (losses)	(21)	(14)
Other revenues	100	103
Income (loss) related to consolidated investment entities	131	25
Total revenues	2,128	1,956
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(850)	(938)
Operating expenses	(829)	(775)
Net amortization of DAC/VOBA	(65)	(55)
Interest expense	(29)	(29)
Operating expenses related to consolidated investment entities	(48)	(43)
Total benefits and expenses	(1,821)	(1,840)
Income (loss) before income taxes	307	116
Income tax expense (benefit)	35	18
Net income (loss)	272	98
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	80	(16)
Net income (loss) available to Voya Financial, Inc.	192	114
Less: Preferred stock dividends	16	16
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$176	$98
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$1.82	$1.00
Diluted	$1.80	$0.98

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	9/30/2025		9/30/2024
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$176	$1.80	$98	$0.98
Less:
Net investment gains (losses)	(12)	(0.13)	(26)	(0.26)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(42)	(0.43)	(41)	(0.41)
Other adjustments (2)	(10)	(0.10)	(25)	(0.25)
Adjusted operating earnings	$239	$2.45	$190	$1.90
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Sept. 30, 2024, also includes $7 million, after-tax, of severance costs.

Adjusted Operating Earnings
	Three Months Ended
(in millions USD, except per share)	9/30/2025	9/30/2024
Adjusted operating earnings
Retirement	$261	$211
Investment Management	62	55
Employee Benefits	47	23
Corporate	(80)	(59)
Adjusted operating earnings before income taxes	290	230
Less: Income taxes (1)	52	39
Adjusted operating earnings after income taxes	$239	$190
Adjusted operating earnings per share	2.45	1.90
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Earnings and Adjusted Operating Margin
	Twelve Months Ended
(in millions USD)	9/30/2025	9/30/2024
Net revenue
Retirement	$2,296	$1,999
Investment Management	1,010	939
Employee Benefits	1,001	1,123
Total net revenue	$4,307	$4,061

Adjusted operating earnings
Retirement	$913	$758
Investment Management	287	246
Employee Benefits	59	186
Adjusted operating earnings, excluding Corporate	$1,259	$1,190

Adjusted operating margin
Retirement	39.8%	37.9%
Investment Management	28.5%	26.3%
Employee Benefits	6.0%	16.6%
Adjusted operating margin, excluding Corporate	23.7%	24.1%
Note: Totals may not sum due to rounding.

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